Exhibit 1.1

                        2,100,000 Shares Of Common Stock

                             UNDERWRITING AGREEMENT

New York, New York
_________ __, 1998

SCHRODER & CO. INC.
PRUDENTIAL SECURITIES

As Representatives of the several Underwriters
c/o Schroder & Co. Inc.
     Equitable Center
     787 Seventh Avenue
     New York, New York  10019-6016

Ladies and Gentlemen:

     CUNNINGHAM GRAPHICS INTERNATIONAL, INC., a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you and the other Underwriters named in Schedule I hereto (collectively, the "Underwriters") for whom you are acting as Representatives (the "Representatives") of the several Underwriters, 2,100,000 shares (the "Firm Shares") of the Company's Common Stock, no par value (the "Common Stock"). In addition, the Company proposes to grant to you and the other Underwriters an option to purchase up to an additional 315,000 shares of the Company's Common Stock (the "Option Shares"), on the terms and for the purposes set forth in
Section 2 hereof. The Firm Shares and the Option Shares are herein collectively referred to as the "Shares."

     1. The Company and Michael R. Cunningham ("MRC") represent and warrant to, and agree with, you that:

          (a) A registration statement on Form S-1 (Registration No. 333-46541) relating to the Shares, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus (as defined below) or any Preliminary Prospectus (as defined below). The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares, as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations, included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Act and any prospectus filed with the


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     Commission  by the  Company  pursuant  to  Rule  424(a)  of the  Rules  and
     Regulations.  Copies of such  registration  statement and amendments and of
     each   related   Preliminary   Prospectus   have  been   delivered  to  the
     Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations
     promptly  after  execution  and  delivery  of  this  Agreement.   The  term
     "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all financial statements and schedules and all exhibits, and all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or in a term sheet described in Rule 434 of the Rules and Regulations in accordance with Section 5 hereof and deemed to be included therein as of the Effective Date by Rule 430A of the Rules and Regulations. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the
     form  of  final   prospectus   relating  to  the  Shares  included  in  the
     Registration Statement at the Effective Date.

          (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), on the Closing Date and any Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations, including containing all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
     Section 1(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any

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     Underwriter  furnished  in  writing to the  Company by the  Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto, it being understood that such information includes the last paragraph on the cover page, the paragraph at the bottom of the inside cover page, and the information in the third and sixth paragraphs under the caption "Underwriting" in the Prospectus. Neither the Company or MRC has distributed, nor, prior to the later to occur of (i) the Closing Date or, if later, the Option Closing Date and
     (ii) completion of the distribution of the Shares, will distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (c) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

          (d) On the Effective Date and the date the Prospectus is filed with the Commission, and when any further amendment or supplements thereto become effective or are filed with the Commission, as the case may be, the Registration Statement, the Prospectus and such amendment or supplements did and will conform in all material respects to the requirements of the Act and the Rules and Regulations. On the Effective Date and the date the Prospectus is filed with the Commission, and when any further amendment or supplements thereto become effective or are filed with the Commission, as the case may be, the Registration Statement, the Prospectus and such amendment or supplements did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

          (e) Prior to the consummation of the offering of the shares of Common Stock (the "Offering"), Cunningham Graphics, Inc. (the "Predecessor"), a New Jersey corporation, will be reorganized (the "Reorganization") as contemplated by the Reorganization Agreement dated as of _______ ___, 1998 (the "Reorganization Agreement"), a copy of which has been filed as Exhibit
     2.1 to the Registration Statement, pursuant to which each of the stockholders of the Predecessor will contribute all of their respective shares of common stock, no par value, of the Predecessor to the Company in

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     exchange  for  ________  shares  of  Common  Stock,  in the  aggregate  and promissory notes in the aggregate principal amount of $_______ (the "Exchange Notes"). As a result of consummation of the Reorganization, the Predecessor will become a wholly-owned subsidiary of the Company. The Reorganization will be consummated prior to the Closing in accordance with
     the  terms  of  the   Reorganization   Agreement.   Concurrently  with  the
     consummation of the Offering, the Company intends to repay the Exchange Notes out of the net proceeds from the Offering.

          (f) The Company has entered into an agreement dated January 16, 1998, as amended (the "Roda Purchase Agreement"), whereby the Company will acquire 100% of the share capital of Roda Limited ("Roda"), an English corporation, in two stages. As a result of the consummation of the Acquisition, Roda will become a wholly-owned subsidiary of the Company. Pursuant to the Roda Purchase Agreement, concurrently with the consummation of the Offering, the Company will (i) acquire all of the issued ordinary share capital of Roda for an aggregate consideration of $6.3 million and
     (ii) deliver into escrow $1.8 million, the aggregate redemption price for all of the issued preference share capital of Roda, which the Company intends to redeem on June 30, 1998.

          (g) Set forth on Exhibit A attached hereto is a list of each corporation that is, or will be upon consummation of the Reorganization, directly or indirectly wholly-owned by the Company (collectively, the "Subsidiaries"). Each Subsidiary is listed in Exhibit 21.1 to the Registration Statement. Each of the Company and the Subsidiaries is, and at the Closing Date and any Option Closing Date will be, duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Company and the Subsidiaries has, and at the Closing Date and the Option Closing Date will have, full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). Each of the Company and the Subsidiaries is, and at the Closing Date and the Option Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except for jurisdictions in which the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise), net worth, or results of operations of the Company and the Subsidiaries, taken as a whole. The Company, directly or indirectly, beneficially owns all of the outstanding equity interests in each of the Subsidiaries, free and clear of all liens, security interests, restriction, pledges, encumbrances, charges, equities, claims, easements, assessments and tenancies (collectively, "Encumbrances"), except as set forth in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). Except with respect to the Subsidiaries and except as described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the

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     Company does not own,  and at the Closing Date and any Option  Closing Date
     will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity. Complete and correct copies of the charter and the bylaws or other organizational documents of the Company and each Subsidiary and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

          (h) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Company has, and, upon completion of the sale of the Shares, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The description of the securities of the Company in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) is, and at the Closing Date and, if later, the Option Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of its capital stock or any such warrants, convertible securities or obligations.

          (i) The financial statements and the related notes and schedules of the Company and the Predecessor set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) present fairly, in all material respects, the financial condition of the Company and the Predecessor as of the dates indicated and the related Predecessor's statements of income, stockholders' equity, and cash flows for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") which are applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. The consolidated financial statements of Roda set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) present fairly, in all material respects, the financial condition of Roda and its subsidiary as of the dates indicated and the related consolidated profit and loss account and statement of cash flows for the periods covered thereby, all in conformity with United Kingdom auditing standards, which do not differ in any significant respect from GAAP, which are applied on a consistent basis throughout the entire period involved, except as disclosed therein. The summary financial data of the Company, the Predecessor and Roda set forth under the captions "Prospectus Summary--

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     Summary  Financial Data" and "Selected  Financial Data" in the Registration
     Statement and Prospectus (or, if the Prospectus is not in existence, in the
     most  recent  Preliminary   Prospectus)  have  been  prepared  on  a  basis
     consistent with the financial statements of the Company, the Predecessor and Roda. The pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical
     amounts  in  the  compilation  of  such  statements.   No  other  financial
     statements or schedules of the Company, the Predecessor and Roda, or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP and Ernst & Young Chartered Accountants (collectively, the "Accountants"), who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company, the Predecessor and Roda as required by the Act and the Rules and Regulations.

          (j) Each of the Company and the Subsidiaries maintains a system of internal accounting control sufficient to provide reasonable assurance that
     (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (k) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, (i) there has not been, and will not have been (after giving effect to the Reorganization and the Acquisition), any change in the capitalization of the Company or any material adverse change in the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) none of the Company or any Subsidiary has incurred (after giving effect to the Reorganization and the Acquisition), nor will any of them have incurred any material liabilities or obligations, direct or contingent, (iii) none of the Company or any Subsidiary has entered into, nor will any of them have entered into (after giving effect to the Reorganization and the Acquisition), any material transactions, other than pursuant to this Agreement, the Reorganization Agreement or the Roda Purchase Agreement, and (iv) none of the Company or any of the Subsidiaries (after giving effect to the Reorganization and the Acquisition), has paid or declared any dividends or other distributions of any kind on any class of its capital stock, partnership interests or other equity securities.

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          (l) Each of the Company and the Subsidiaries has valid, subsisting and
     enforceable  leases  for  the  respective   properties   described  in  the
     Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as leased by them or by the Company (collectively, the "Leased Properties"), in each case free and clear of all Encumbrances, except as set forth in the Prospectus (or, if
     the   Prospectus  is  not  in  existence,   the  most  recent   Preliminary
     Prospectus). All Encumbrances on or affecting the Leased Properties which are required to be disclosed in the Registration Statement and Prospectus are disclosed therein. The use and occupancy of each of the Leased
     Properties   complies  with  all  applicable  codes  and  zoning  laws  and regulations and there is no pending or, to the knowledge of the Company and
     MRC,  threatened  condemnation,   zoning  change,  environmental  or  other
     proceeding or action that will in any material respect adversely affect the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (m) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (n) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits or proceedings pending or threatened against or affecting the Company, any Subsidiary, or any directors, officers or stockholders of any of the foregoing in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign (collectively, a "Governmental Body"), wherein an unfavorable ruling, decision or finding could be reasonably expected to adversely affect the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (o) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), each of the Company and the Subsidiaries has, and at the Closing Date, the Option Closing Date (if any) will have, all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on its business and to own or lease and operate its properties as contemplated in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), except where the failure to have any such License would not have a material adverse effect on the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries has complied, and at the Closing Date and the Option Closing Date (if any) will have complied, in all material respects with all laws, regulations, Licenses and orders applicable to it or its business and properties. None of

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     the Company or any  Subsidiary  is, and, at the Closing Date and the Option
     Closing Date (if any) none of them will be, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or
     condition  of  any  indenture,   mortgage,  deed  of  trust,  voting  trust
     agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which any of them is a party or by which any of their respective properties is bound or affected, which default would individually or in the aggregate have a material adverse effect on the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and the Subsidiaries, taken as a whole. To the best knowledge of the Company and MRC, no other party under any such contract or other agreement is, or, at the Closing Date or the Option Closing Date (if any) will be, in default in any material respect thereunder. There are no governmental proceedings or actions pending or threatened for the purpose of suspending, modifying or revoking any License held by the Company or any Subsidiary. None of the Company or any Subsidiary is in violation of any provision of its charter or bylaws or other governing instrument.

          (p) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Shares by the Company in the Offering, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

          (q) Each of the Company and MRC has full power (corporate or other) and authority to enter into this Agreement and to carry out all the terms and provisions herein and therein to be carried out by it or him, respectively. This Agreement has been duly authorized, executed and delivered by each of the Company and MRC and constitutes a valid and binding agreement of the Company and MRC and is enforceable against each of the Company and MRC in accordance with the terms hereof. Except as disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the execution, delivery and the performance of this Agreement, the
     Reorganization Agreement and the Roda Purchase Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any Encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the charter or bylaws or other organizational document of the Company or any Subsidiary, or (ii) any material contract or other material agreement to which any of them is a party or by which they or any of

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     their assets or  properties  are bound or affected,  or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the business or assets of the Company or any Subsidiary. The Company has full corporate power and authority to authorize, issue, offer and sell the Shares, as contemplated by this Agreement, free of any preemptive rights. The offer, issuance and sale by the Company of any shares of its Common Stock prior to the date hereof complied with or was exempt from the registration requirements of the Act and applicable state securities and Blue Sky laws.

          (r) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All contracts to which the Company is a party, that are material to the operation of the business of the Company, have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof.

          (s) Neither the Company nor any of its directors, officers or affiliates (within the meaning of the Rules and Regulations) has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

          (t) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement.

          (u) The Shares have been approved for listing on the Nasdaq National Market System ("NASDAQ"), subject only to notice of issuance.

          (v) No material labor dispute with the employees of the Company or with the employees of any Subsidiary exists or is threatened or imminent.

          (w) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company or a Subsidiary owns, or is licensed or otherwise has the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of its business as described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). To the best knowledge of the Company and MRC, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company, of such trademarks and trade names does not, to the knowledge of the Company and MRC, infringe on the rights of any person.

          (x) None of the Company or any Subsidiary, nor, to the best knowledge of the Company and MRC, any employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds of the Company or any Subsidiary in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

          (y) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged; none of the Company or any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company or MRC has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires.

          (z) The business, operations and facilities of the Company and each Subsidiary have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, Licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and none of the Company or any Subsidiary has received any notice from governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources), except for such noncompliances, violations or liabilities that would not have a material adverse effect upon the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (aa) Each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable.

          (bb) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the

     Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations under the Act.

          (cc) The Company and each of its executive officers and directors has delivered to the Underwriters an agreement in the form set forth as Exhibit B hereto to the effect that it, he or she will not, for a period of 180 days after the date hereof, without the prior written consent of Schroder & Co. Inc., offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock (except that the Company may grant options to purchase or award shares of Common Stock under its stock option plans and issue privately placed shares in connection with any acquisitions).

          (dd) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     2. Subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $________ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus such number of Option Shares which such Underwriter may become obligated to purchase pursuant to this Section 2.

     In addition, subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, as required (for the sole purpose of covering over-allotments in the sale of the Firm Shares), up to 315,000 Option Shares at a purchase price of $_____ per share. The right to purchase the Option Shares may be exercised by the Representatives giving 48 hours' prior written or telephonic notice (subsequently confirmed in writing) to the Company of their determination to purchase all or a portion of the Option Shares. Such notice may be given at any time within a period of 30 days following the date of this Agreement. No Option Shares shall be delivered to or for the accounts of the several Underwriters unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

     3. The Underwriter proposes to offer the Shares for sale to the public at the " Price to Public " set forth on the cover page of the Prospectus and upon the other terms and conditions set forth in the Prospectus.

     4. The Firm Shares, in definitive form, to be purchased by the Underwriter hereunder shall be delivered by or on behalf of the Company to you for your account, against payment by you of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company, at the office of Stroock & Stroock & Lavan LLP, New

York, New York, at 9:30 A.M., New York City time, on __________ __, 1998, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Firm Shares Delivery Date."

     The Option Shares, in definitive form, to be purchased by the Underwriters hereunder shall be delivered by or on behalf of the Company to the Representatives for the accounts of the Underwriters against payment of the purchase price thereof by wire transfer of immediately available funds to an account designated by the Company, in New York, New York, at such time and on such date (not earlier than the Firm Shares Delivery Date nor later than ten business days after giving of the notice delivered by the Representatives to the Company with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by the Representatives to the Company with respect to the purchase of such Option Shares. The date and time of such delivery and payment are herein sometimes referred to as the "Option Shares Delivery Date" (and either of the Option Shares Delivery Date or the Firm Shares Delivery Date may be referred to herein as a "Delivery Date").

     Certificates evidencing the Shares shall be in definitive form and shall be in such denominations and registered in such names as the Representatives shall request not less than 48 hours prior to the applicable Delivery Date, respectively. Such Shares will be made available for checking and packaging in New York, New York, at least 24 hours prior to the applicable Delivery Date.

     5. The Company and MRC covenant and agree with the Underwriters that:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

          (b) If the Registration Statement is not yet effective, the Company will use its best efforts to cause the Registration Statement to become effective not later than the time indicated in Section 7(a) hereof. The Company will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare the Prospectus in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of, and to make all requisite filings with the Commission pursuant to, said Rule 430A and to notify the Representatives promptly of all such filings.

          (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and, subject to Section 5(b) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (d) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Section 11(a) of the Act covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date.

          (e) The Company will file on a timely basis all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the Effective Date and during any period when the Prospectus is required to be delivered.

          (f)  The  Company  will  comply  with  all  the   provisions   of  all
     undertakings contained in the Registration Statement.

          (g) During the period of three years commencing on the Effective Date, the Company will furnish to each of the Representatives and each of the Underwriters who may so request, a copy of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each of the Representatives and each of the Underwriters who may so request, a copy of each annual or other report it shall be required to file with the Commission or NASDAQ and (ii) such additional information concerning, the business and financial condition of the Company as the Representatives may from time to time reasonably request in connection with your obligations hereunder.

          (h) The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (i) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (j) The Company will not for a period of 180 days after the date hereof, without the prior written consent of Schroder & Co. Inc., offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer to sell, sale, contract to sell, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (except that the Company may grant options to purchase or award shares of Common Stock under its stock option plans and may issue privately placed shares in connection with any acquisitions).

          (k) Prior to any Delivery Date there will not be any change in the capital stock or material change in the short-term debt or long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

          (l) The Company has caused the Shares to be authorized for quotation on NASDAQ upon notice of issuance.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and any amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of printing this

Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the exemption of the Shares for offering and sale under securities laws as provided in Section 5(b) hereof, including the fees, disbursements and expenses for counsel for the Underwriters in connection with such exemption and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (v) all fees and expenses in connection with the quotation of the Shares on NASDAQ; and (vi) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this
Section 6, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on sale of the Shares to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Company to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers that they may make.

     7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to (i) the condition that all representations and warranties and other statements of the Company and MRC herein are true and correct in all material respects, when made and on each Delivery Date, (ii) the condition that the Company and MRC shall have performed each of their respective obligations hereunder theretofore to be performed and (iii) the following additional conditions:

          (a) The Registration Statement shall have become effective, and the Representatives shall have received notice thereof not later than 10:00 P.M., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b).

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii) of this
     Section 7.

          (c) The Representatives shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in the Underwriters' judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Gibbons, Del Deo, Dolan, Grifflinger & Vecchione, P.C., counsel to the Company, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) Each of the Company and the Subsidiaries (A) has been duly incorporated or organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation or organization with full corporate power and authority to own or lease and to operate its assets and to conduct its business as described in the Registration Statement and Prospectus and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (x) in which the conduct of its business requires such qualification and (y) in which it owns or leases property;

               (ii) To the knowledge of such counsel, the Company owns no capital stock or other beneficial interest in any corporation, partnership, joint venture or other business entity except for equity interests in the Subsidiaries and except as set forth in the Registration Statement;

               (iii) The Shares have been validly authorized, duly executed by authorized officers of the Company, and are the validly issued, outstanding and legally binding obligations of the Company, enforceable  against  the  Company in  accordance  with  their  terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

               (iv) The Company has authorized capital stock as set forth in the Registration Statement and all of the authorized shares of Common Stock, have been duly authorized, and have been duly reserved for issuance, and all of the issued and outstanding shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; all of the outstanding shares of Common Stock were issued and sold in compliance with all applicable Federal and state securities laws; except as described in the Prospectus and except with respect to existing stock incentive or stock purchase plans to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company;

               (v) To the best of such counsel's knowledge, except as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary or any of their respective officers or directors is a party or of which any property of the Company or any of its subsidiaries is the subject which, if resolved against the Company or any Subsidiary or any of their respective officers or directors, individually, or to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Prospectus which has not been properly disclosed therein;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

               (vii) The Company has full corporate power and authority to execute, deliver and perform this Agreement and the delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Shares and the compliance by the Company with all the provisions of this Agreement, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the property or assets of the Company or any Subsidiary pursuant to, the terms of any material contract or other agreement known to such counsel to which the Company or any Subsidiary is a party or by which the Company or Subsidiary is bound or to which any of the respective property or assets of the Company or Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws or partnership agreement or operating agreement, in each case as amended, of the Company or any Subsidiary, any statute or any rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or the terms of any judgment, decree or order, known to such counsel, of any arbitrator or Governmental Body having such jurisdiction;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act or may be required by the NASD, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (ix) To the best of such counsel's knowledge, neither the Company nor any Subsidiary is currently in violation of its charter or bylaws or other organizational documents in each case as amended to the date hereof, or in material default under any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any other agreement or instrument of which such counsel has knowledge to which the Company or any Subsidiary is a party or by which any of them or any of their respective property may be bound or affected;

               (x) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company's Charter or Bylaws, in each case as amended to the date hereof, or any agreement or other instrument known to such counsel; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement;

               (xi) To the extent summarized therein, all contracts and agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act or the rules and regulations thereunder to be filed or incorporated by reference therein, as exhibits to the Registration Statement, they are so filed or incorporated by reference; and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus or to be so filed or incorporated by reference as an exhibit to the Registration Statement, which have not been so summarized or disclosed, or so filed or incorporated by reference;

               (xii) All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are fair summaries thereof and fairly present the information required to be shown with respect to such matters;

               (xiii) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and to the knowledge of such counsel no proceedings for that purpose have been instituted or are pending or are threatened or contemplated under the Act; the registration statement originally filed with respect to the Shares and each amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions contained and summarized in the Registration Statement and the Prospectus of contracts and other documents are accurate and fairly present in all material respects the information required to be shown by the Act and the Rules and Regulations; to the knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations; to the knowledge of such counsel, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any Governmental Body of a character required to be disclosed in the
          Registration Statement or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "The Company--The Reorganization," "--The Roda Acquisition," "Business--Government Regulation," "Business--Litigation," "Certain Transactions" and "Description of Capital Stock" in the Registration Statement and Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings;

               (xiv) The Shares conform as to legal matters, in all material respects, to the statements concerning them in the Registration Statement and the Prospectus;

               (xv) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act; and

               (xvi) The Shares have been duly authorized for listing on NASDAQ, subject only to official notice of issuance.

     In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences such counsel made inquiries of such officers, representatives and Accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the

Registration Statement and the Prospectus (other than the sections identified in paragraph (xiii) above and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the date it was declared effective or as of the Closing Date or the Prospectus as of the date thereof or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any State other than New Jersey (to the extent satisfactory in form and scope to counsel for the Underwriters) such counsel may rely upon the opinion of local counsel to the Company. The foregoing opinion shall also state that the Underwriters are justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Underwriters and counsel for the Underwriters.

     (f) Stroock & Stroock & Lavan LLP, counsel to the Underwriters, shall have furnished to the Representatives their written opinion or opinions, dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of New Jersey law upon the opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.; Newark, New Jersey.

     (g) With respect to the letter of Ernst & Young LLP delivered to you concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (h) Neither the Company nor any of its subsidiaries shall have sustained since the date as of which information is given in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than shares issued pursuant to the exercise of stock options or pursuant to the terms of the Shares) or short-term debt or long-term debt of the Company or any Subsidiaries nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     (i) Between the date hereof and such Delivery Date there shall have been no declaration of war by the Government of the United States; on such Delivery Date there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the resale of Shares and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange (the "NYSE") or in the Common Stock on NASDAQ being suspended or limited or minimum or maximum prices being generally established on the NYSE or NASDAQ, or (ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the NASD or in the Common Stock on NASDAQ or by order of the Commission or any court or other governmental authority, or (iii) a general banking moratorium being declared by either Federal or New York authorities.

     (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the President of the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

          (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

          (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

     (k) The Company shall have delivered to you evidence that the Shares have been authorized for quotation on NASDAQ upon notice of issuance.

     (l) At the Closing Date, and as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives, a certificate from MRC, signed by MRC, dated the Closing Date, to the effect that:

          (i) He has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

          (ii) Each of the representations and warranties of MRC contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

          (iii) Each of the covenants required herein to be performed by MRC on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by MRC on or prior to the delivery of such certificate has been duly, timely and fully complied with.

     8. (a) The Company and MRC, jointly and severally, will indemnify and hold harmless each Underwriter for any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, (ii) any untrue statement or alleged untrue statement made by the Company or MRC in Section 1 of this Agreement, or (iii) the employment by the Company or MRC of any device, scheme or artifice to defraud, or the engaging by the Company or MRC in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company or MRC shall participate, in connection with the issuance and sale of any of the Shares, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that neither the Company or MRC shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to any Underwriter made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and provided, further, that, the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Shares to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission to state a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 5(b) hereof.

     The indemnity agreement in this Section 8(a) shall be in addition to any liability which the Company and MRC may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

          (b) Each Underwriter will indemnify and hold harmless the Company and MRC against any losses, claims, damages or liabilities to which the Company or MRC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished by such Underwriter to the Company through the Representatives relating to such Underwriter expressly for use therein, and will reimburse the Company and MRC for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

          The indemnity agreement in this Section 8(b) shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or MRC and to each person, if any, who controls the Company or MRC within the meaning of the Act or the Exchange Act.

          (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(b) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or
(ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Schroder & Co. Inc. in the case of parties indemnified pursuant to Section 8(a) and by the Company and MRC in the case of parties indemnified pursuant to
Section 8(b). If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which such indemnified party is entitled under Section 8(a) or 8(b), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes a claim for indemnification pursuant to Section 8(a) hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(b), then, and in each such case, each indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company and MRC on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and MRC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and MRC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and MRC bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or MRC on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, MRC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

     9. (a) If, on either Delivery Date, any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase on such Delivery Date, the Representatives may in their discretion arrange for them or another party or other parties to purchase such Shares on the terms contained herein. If the aggregate principal amount of Shares as to which Underwriters default on either Delivery Date is more than one-eleventh of the aggregate principal amount of all Shares to be purchased on such Delivery Date and within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares which such defaulting Underwriter agreed but failed to purchase, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the
Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of such defaulting Underwriter or Underwriters by the Representatives or the Company or both as provided in subsection (a) above, the aggregate principal amount of such Shares of such defaulting Underwriter or Underwriters which remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Shares to be purchased on such Delivery Date, then the Company shall have the right to require each nondefaulting Underwriter to purchase the principal amount of the Shares which such nondefaulting Underwriter agreed to purchase hereunder and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the principal amount of Shares which such nondefaulting Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives or the

Company as provided in subsection (a) above, the aggregate principal amount of such Shares of such defaulting Underwriter or Underwriters which remain unpurchased exceeds one-eleventh of the aggregate principal amount of all Shares to be purchased on such Delivery Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as the Representatives may authorize the sale of the Shares to the public by the Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as the Representatives may authorize the sale of the Shares to the public by the Underwriters or securities dealers, unless, prior to any such time (i) the Representatives shall have received notice from the Company that it elects that this Agreement shall not become effective, or (ii) the Representatives shall have given notice to the Company that the Underwriters have elected that this Agreement shall not become effective; provided, however, that the provisions of this Section and Section 6 and Section 8 hereof shall at all times be effective.

     If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but if this Agreement becomes effective and is not so terminated but the Shares are not delivered by or on behalf of the Company as provided herein because the Company has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, actually or reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to the Underwriters except as provided in Section 6 and Section 8 hereof and in no event will the Company be liable to the Underwriters for any loss of anticipated profits from transactions contemplated by this Agreement.

     12. The statements set forth in the last paragraph on the front cover page of the Prospectus, the paragraph on the inside front cover of the Prospectus containing stabilization language and the third and sixth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter through the Representatives to the Company for purposes of Sections 1(b), 1(c) and 8 hereof.

     13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Schroder & Co. Inc. on behalf of the Representatives.

     All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the Representatives in care of Schroder & Co. Inc. at Equitable Center, 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the address of the Company set forth in the Registration Statement, Attention:
Chief Executive Officer; provided, however, that any notice to any Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by Schroder & Co. Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and
Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     16. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof. Upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you and the Company.

                                             Very truly yours,

                                             CUNNINGHAM GRAPHICS
                                               INTERNATIONAL, INC.

                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

                                             -----------------------------------
                                             Michael R. Cunningham

                                             Accepted as of the date hereof:

                                             SCHRODER & CO. INC.
                                             PRUDENTIAL SECURITIES

                                                      By:  SCHRODER & CO. INC.

                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

                                                   Acting     on    behalf    of
                                                   themselves    and    as   the
                                                   Representatives  of the other
                                                   several Underwriters named in
                                                   Schedule I hereto.

                                                                      SCHEDULE I

                                  UNDERWRITERS

                                                                    Number
                                                                of Firm Shares
                                                                to be Purchased
                                                                ---------------

Schroder & Co. Inc. ..........................................    1,050,000

Prudential Securities.........................................    1,050,000



     Total....................................................    2,100,000
                                                                  =========

                                                                       EXHIBIT A

                                  SUBSIDIARIES

         Cunningham Graphics, Inc.
         Roda Limited
         Roda Print Concepts Limited (a subsidiary of Roda Limited)

                                                                       EXHIBIT B

____________ __, 1998

SCHRODER & CO. INC.
PRUDENTIAL SECURITIES
As Representatives of the several Underwriters
c/o Schroder & Co. Inc.
     Equitable Center
     787 Seventh Avenue
     New York, New York  10019-6016

Ladies and Gentlemen:

     In order to induce the several Underwriters, for whom Shroder & Co. Inc. and Prudential Securities are acting as representatives to underwrite a proposed initial public offering (the "Offering") of shares of common stock, no par value per share (the "Common Stock") of Cunningham Graphics International, Inc., a New Jersey corporation (the "Company"), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-46541), the undersigned hereby agrees that the undersigned will not, directly or indirectly, for a period of 180 days after the commencement of the Offering, without the prior written consent of Schroder & Co. Inc., offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (except that the Company may grant options to purchase or award shares of Common Stock under its stock option plans and issue privately placed shares in connection with any acquisitions).

     This letter shall have no further force or effect if the Company and the Underwriters shall not have executed and delivered an underwriting agreement related to the Offering by [_______ __, 1998] or if any underwriting agreement entered into by such parties shall be terminated prior to the initial closing date provided for therein.

     This letter agreement shall not prohibit the undersigned from transferring any shares of Common Stock to members of his or her immediate family or to a trust for their benefit, provided that such persons or trust agree to be bound by the terms hereof.

                                             Very truly yours,

                                             By:
                                                --------------------------------
                                                 Name:




                                      B-1